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                                                                    EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT


THIS AGREEMENT, dated as of April 1, 2000, is entered into between Mega Group, Inc., and wholly owned corporations thereof, a New York Corporation with its offices at 313 Ushers Road, Northway 10 Executive Park, Ballston Lake, New York 12019 (herein referred to as "Seller") and Mega Personal Lines, Inc., with his offices at 4624 Commercial Drive, New Hartford, New York 13413 (herein referred to as "Buyer"). WHEREAS, Seller owns and operates an insurance brokerage business in the State of New York, (the "Agency") and

WHEREAS, Company desires to dispose of certain of the assets related to the operation of its Clifton Park offices, namely its personal lines insurance business, and

WHEREAS, Buyer desires to acquire such assets hereinafter enumerated and under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby covenant and agree as follows:


ARTICLE I. ASSETS TO BE TRANSFERRED

Section 1.1 Description of Assets To Be Transferred. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall at the Time of Closing (as hereinafter defined) convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to the assets, properties, rights (contractual or otherwise) and business of Seller described below:

    (a) All right, title and interest of Seller in and to the furniture, fixtures, computers, telephone systems and numbers, equipment, , security deposits, support contracts, and supplies physically located at the Seller's premises located at 313 Ushers Road, Northway 10 Executive Park, Ballston Lake, New York as set forth in Exhibit "A" and as the same may be constituted at the Time of Closing;

    (b) All rights of the Seller occurring from and after April 1, 2000 in and to the lists of insurance expirations and customers of owned agencies, as set forth in Exhibit "B", and also to the lists of insurance expirations and customers of non-owned agencies, brokers, and cluster agents, as set forth in Exhibit "C".

    (c) All supplemental information, if any, located in client files at the offices of the Seller relating to Expirations, consisting of all available information as to the insured's business activity, the producer of the account and his backup, historical information pertaining to the account including the date of its origination, the relationship between the insured and personnel of Seller, the competition for the account, the service burden of the account and the nature and coverage of the specific policies for the account, including insurance exposures, the type of billing premiums, gross commission, net commission and expiration dates thereof;



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    (d) The goodwill of the Seller;

    (e) All restrictive covenants with current and former employees, which Seller shall forthwith disclose and provide Buyer copies thereof.

    (f) All records, customer lists, correspondence files, research data, and work in progress.

    (g) All contracts, policies and arrangements between Seller and its clients, and all contracts, policies and arrangements between Seller and any insurance carriers or underwriters.

    (h) The non exclusive right to use the names "Mega Personal Lines." or any reasonable variation thereof whether as an assumed name (d/b/a), partnership name, corporate name or otherwise.

    (i) All brokerage contracts with current or former brokers.

    (j) All Insurance Company profit sharing, commission income, commission overrides, and other income generated from personal insurance accounts paid and or received on or after April 1, 2000, with the exception of CNA Company profit sharing to be paid in the month of April, 2000.

    (k) The non exclusive right to use the names of the wholly owned corporations as set forth in Exhibit "E", or any reasonable variation thereof whether as an assumed name (d/b/a), partnership name, corporate name or otherwise.

All of the above described assets, properties, rights, and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this
Section 1.1 are hereinafter collectively referred to as the "Assets".

Section 1.2 Assets Not To Be Transferred. The following assets shall not be transferred at the Time of Closing and shall remain at all times the sole and exclusive property of Seller:

    (a) Cash on hand (excluding trust funds relating to insurance policies effective April 1, 2000 and after).

    (b) Accounts Receivable in existence as of April 1, 2000.

    (c) Any other insurance expiration lists, policies, etc. (other than personal lines property/casualty related expiration lists, policies, etc.)

    (d) CNA Company profit sharing to be paid in the month of April, 2000.

    (e) Associates of Clifton Park, Inc. Corporate Life & Health License, which is owned solely by Steven Gregory, and all Life Insurance and Long Term Care Insurance produced by Steven Gregory and/or his employees or agents of Associates of



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        Clifton Park, Inc.


ARTICLE II. ASSUMPTION OF OBLIGATIONS

Section 2.1 No Liabilities Assumed

    (a) It is expressly agreed that Buyer shall assume no liabilities of Seller or shall have no obligation with respect to any liabilities of the Seller, whether accrued or contingent, relating to the operations of the Seller prior to or subsequent to April 1, 2000.

    (b) Seller shall defend, indemnify, and hold harmless Buyer from and against all claims, damages, liabilities, costs, expenses and losses, including reasonable attorney's fees, suffered by Buyer, directly, or indirectly, as a result of, arising from or connected with the liabilities of the Seller, whether arising or incurred prior to or subsequent to April 1, 2000.

Section 2.2 Account Receivable.

    (a) No accounts receivable of Seller as of April 1, 2000,. are being transferred to Buyer hereunder, nor are any liabilities for accounts payable. However, Buyer has agreed to act as Seller's agent in connection with the receipt of such accounts receivable and will pay over the amounts received with respect thereto to Seller upon receipt. Buyer shall not be obligated to pursue collections on Seller's behalf and shall incur no liability for his failure or inability to obtain receivable for Seller.

    (b) Any monies collected on behalf of Seller by Buyer, or on behalf of Buyer by Seller, shall be remitted on a gross basis to the other party immediately. Both parties shall cooperate in properly applying any accounts receivable payments, and shall be entitled to hold the same until due the insurance companies.

    (c) Collections from clients with respect to whom two or more accounts receivable are outstanding shall, for the purposes of this Agreement, be credited to the receivable of earliest date.

Section 2.3 Transfer of Client Accounts. Seller, on behalf of itself and its agents, servants and employees, agrees to take any and all action, including the execution of Broker of Record letters, and to execute any and all documents which may be necessary or helpful to effectuate the transfer of accounts from Seller to Buyer.


ARTICLE III. PURCHASE PRICE

Section 3.1 Purchase Price. The Buyer shall pay to the Seller the sum of $427,000.00 (Four Hundred Twenty-Seven Thousand Dollars), in consideration of the Seller's conveyance of the Assets in accordance with the Agreement.



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Section 3.2 Deposit.

    (a) $300,000.00 (Three Hundred Thousand Dollars) will be paid to the seller upon closing (as hereinafter defined) in the form of certified funds or wire transfer.

    (b) $127,000.00 (One Hundred Twenty-Seven Thousand Dollars) will be paid to the seller in the form of forgiveness of debt owed to Steven Gregory by Mega Group, Inc.


Section 3.4 Allocations. The parties agree that the total Purchase Price to be paid pursuant to this Agreement shall be allocated in the he manner set forth below:

    (a) The first $10,000.00 of Purchase Price shall be allocated to furniture, fixtures and equipment as set forth in Exhibit "A".

    (b) The next $25,000.00 of Purchase Price shall be allocated to goodwill;

    (c) The next $30,000.00 of Purchase Price shall be allocate to the Covenant Not to Compete set forth in Section 5.2 below.

    (d) The balance of the Purchase Price shall be allocated to the Expirations as set forth in Exhibit "B". (Owned Expirations)

The parties further acknowledge the fairness and the reasonableness of the allocations and agree that for Federal and State income and franchise tax purposes they will report the same in accordance with such allocations.


ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Buyer's Representations. Buyer hereby represents and warrants to Seller that:

    (a) Authorization. Buyer warrants that Buyer has all requisite power and authority to enter into this Agreement, perform his obligations hereunder and consummate the transactions contemplated hereby, and the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Buyer with the terms of this Agreement will not conflict with or result in a breach of any terms of or constitute a default under any agreement, obligation or instrument to which Buyer is a party or by which he is bound, or any order by which he is bound. All necessary and appropriate action has been taken by Buyer with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the rights and remedies of creditors generally and by general equity principles.

    (b) Litigation. There is no claim, litigation, investigation, inquiry, action, suit, or preceding, administrative or judicial, pending or, to the best of Buyer's knowledge


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threatened, against Buyer by any third party, at law or in equity before any federal, state, local or foreign court or regulatory agency, or other governmental authority, which, if resolved against Buyer, would hinder or preclude him from performing any of his obligations under this Agreement or from consummating the transactions contemplated by this Agreement.

4.2 Seller's Representations. Seller hereby represents and warrants to Buyer that:

    (a). Authorization. Seller warrants that it has all requisite corporate power and authority to enter into this Agreement, perform its corporate obligations hereunder and consummate the transactions contemplated hereby, and the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller with the terms of this Agreement will not conflict with or result in a breach of any terms of or constitute a default under, Seller's certificate of incorporation or by-laws or any agreement, obligation or instrument to which Seller is a party or by which it is bound, or any order by which it is bound. All necessary and appropriate corporate action has been taken by Seller with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the rights and remedies of creditors generally and by general equity principles.

    (b) Title to the Assets. Seller shall have, at the Time of Closing, good and marketable title to all of the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, clouds and restrictions of any nature whatsoever.

    (c) Litigation. Except as set forth in Exhibit "D", there is no claim, litigation, investigation, inquiry, action, suit, or proceeding, administrative or judicial, pending or, to the best of Seller's knowledge, threatened, against Seller by any third party, at law or in equity, before any federal, state, local or foreign court or regulatory agency, or other governmental authority, which, if resolved against Seller, would hinder or preclude it from performing any of its obligations under this Agreement or from consummating the transactions contemplated by this Agreement.

    (d) No Violation of Law or Other Instrument. The operation of Seller's business and the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any law or regulations or any provision of Seller's certificate of incorporation or by-laws, or subject to receipt of any necessary consents from third parties, or any provision of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which it is bound and will not violate or conflict with any other restriction of any kind or character to which Seller is subject.

    (e) Personal Property. Seller shall own at the Time of Closing all of the personal property listed in Exhibit "A", free and clear of any liens, claims, charges, options or encumbrances. Seller shall provide Buyer with appropriate UCC searches showing all items to be free and clear of liens.

    (f) Expirations. Seller shall own at the Time of Closing all of the expirations set forth as Exhibit "B", free and clear of any liens, claims, charges options, rights or


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encumbrances, except for such unperfected liens as are customarily accorded to insurance carriers which an insurance agency wishes to represent.

(g) Agreements. Seller has in all material respects performed all the obligations required to be performed by it to date and is not in default or, to its knowledge, alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation, and there exists no event, conditions or occurrence which, after notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

(h) Subsidiaries. Except as set forth in Exhibit "E" Seller has no subsidiaries, but does have wholly owned corporations that are separately licensed as insurance agencies, as set forth in Exhibit "E", of which assets being purchased by Buyer include the assets of these corporations as listed in Article I of this agreement.

(i) Powers of Attorney. Seller has never granted any powers of attorney which are still in effect or which will go into effect at any time in the future.

(j) Tax Matter. All currently due taxes, including Federal, State and local income, franchise, withholding, and sales taxes, have been paid and there are no accrued taxes which would result in a lien on the assets after the Time of Closing. All such taxes due by Seller after the Time of Closing shall be paid by Seller on or before the due date.

(k) The income tax returns, financial statements and other financial data supplied by Seller to Buyer, copies of which are attached hereto and made a apart hereof as Exhibit "F" are accurate and the figures contained in such documents accurately reflect the gross receipts, expenses and business condition of Seller.

(l) That Seller has complied with all laws, rules and regulations of any municipal, state or federal governmental agency, board, bureau, or other governmental unit having jurisdiction over all or any portion of its business operations.

(m) That Seller has entered into no other contract to sell, mortgage, encumber or otherwise transfer all or any portion of its business or any of the assets thereof. The making of this Agreement does not violate the terms of any other agreement, written or otherwise, including without limitation, any agreement of the Seller with any other persons or entities.

(n) That Seller has entered into no contract, service agreement, lease or other agreement, written or otherwise, relating to the operation of its business or the use of its assets which will extend beyond the Closing other than those which have been disclosed to Buyer in writing.


ARTICLE V. COVENANTS OF SELLER AND PRINCIPAL

Section 5.1. Operation of the Business in the Ordinary Course.
Seller agrees that it will at all times subsequent to the date of this Agreement and prior to the Time of Closing cause its business to be operated only in the ordinary course

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and in a normal manner consistent with past practices. Prior to the Time of
Closing Seller shall not encumber any of its assets nor enter into any transaction or make any commitment relating to its business otherwise than in the ordinary course and consistent with past practices without first obtaining the written consent of Buyer.

Section 5.2 Non-Compete; Non-Interference; Confidentiality. In recognition of the fact that Buyer and Seller are engaged in a personal service business involving confidential information and personal relationships with insureds, the success of which business is in large part due to the exclusive retention of confidential information and continuation of such personal relationships with insureds, Seller hereby agree as follows and acknowledge that the following covenants are reasonable and necessary for the protection of Buyer and may be enforced to the extent set forth herein:

(a) That all information with respect to the names of existing or future insurance accounts of Seller and Buyer (including those acquired from Seller pursuant to this Agreement) as well as confidential information with regard to the insurance needs and requirements of such accounts, including policy expiration dates, conditions, rates, and other confidential information dealing with the nature of insurance accounts handled by Seller and Buyer and the manner in which those insurance accounts are handled constitute a trade secret of Buyer, and that Seller and its Principal, Steven Gregory, shall not at any time communicate, divulge or make use of, any information or knowledge relating to such trade secrets, or any other trade secrets, of Buyer to any person or for any purpose except as authorized in writing by Buyer or as required by insurance companies for rating and underwriting insurance policies covering the operations of Buyer.

Section 5.3 Adequacy of Consideration. Seller hereby acknowledges that all sums allocable pursuant to Section 3.4 of this Agreement to the restrictive covenant contained in Section 5.2 above shall be payable, directly to the Seller. Seller further represents, warrants and acknowledges to the Buyer that payment to the Seller of the amount set forth in Section 3.4 (c) is sufficient and adequate consideration for their covenants set forth in Section 5.2 above.

Section 5.4. Seller's Covenants. Seller agrees to the following additional obligations:

(a) Records. Seller, up to the Time of Closing, will permit Buyer to reasonably inspect and copy all books of account, general ledgers, sales invoices, accounts payable and payroll records, tax returns and supporting schedules, drawings, files, papers and records relating to Seller's insurance operations (the "Record"), although the original copies of all such Records (other than the Expiration Records) shall remain the sole property of Seller. Buyer shall keep all such information confidential and in the event that this transaction does not close, Buyer covenants and agrees that he will not contact any of Seller's customers, employees or underwriters.

(b) Transitional Cooperation. All consents required by the provisions of this
Article V will be granted or denied within ten business days of the date of the request therefor.

(c) Seller will not remove or cause to be removed from its place of business any items of furniture, machinery, equipment, computers or other personal property from the date herein until closing except in the ordinary course of business.


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ARTICLE VI. CLOSING

Section 6.1. Time of Closing. The transactions contemplated by this Agreement shall close and all deliveries to be made at he Time of Initial Closing which shall take place on Wednesday, April 1, 2000, or as soon thereafter as is practicable, at a mutually agreeable place by Seller and Buyer (the "Time of Closing").

Section 6.2. Deliveries by Company. At or prior to the Time of Closing, Seller shall deliver to Buyer, all duly and properly executed, the following:

(a) A General Conveyance, Assignment and Bill of Sale, which shall include a Warranty of Title, transferring to Buyer all of Seller's right, title and interest in and to the Assets free and clear of all liens and encumbrances in a form acceptable to Buyer's counsel;

(b) Such other documents that Buyer may reasonably deem necessary or appropriate in order to consummate the transaction contemplated herein.

Section 6.3. Further Assurances. At or after the Initial Closing, each part shall prepare, execute and deliver, at the other's direction and expense, such further instruments of conveyance, sale, assignment or transfer and such other documents, and shall take or cause to be taken such other or further action, as the party shall reasonably request at any time or from time to time in order to perfect, confirm or evidence in Buyer title to all or any part of the Assets or to perfect company's right to the purchase price, or to consummate, in any other manner the terms and provisions of this Agreement.


ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS

Section 7.1. Condition Precedent to Obligations of Buyer. Each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction, as of or before the Initial Closing, of the following conditions unless waived in writing by Buyer which will not, however, vitiate any cause of action for any breach or default hereunder.

(a) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller shall have been fully performed and complied with in all material respects at or prior to the Initial Closing, including the delivery of the instruments and documents in accordance with Section 6.2 hereof.

(b) Certified Resolutions. Seller shall have furnished Buyer with a certified copy of resolutions unanimously adopted by Seller's Board of Directors approving the execution and delivery of this Agreement to Buyer and the consummation of the transactions contemplated hereby, in such form as may be accepted by Buyer's counsel.

(c) Opinion of Counsel. Seller shall have delivered to Buyer an opinion of counsel, substantially in the form annexed hereto as Exhibit "G", in such form as Buyer may


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request, stating that Seller is duly existing and in good standing, that Seller has the power and authority to enter into this Agreement, that the execution, delivery and performance of this Agreement is duly authorized by all necessary action and that the Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The opinion shall further state that the execution, delivery and performance of this Agreement will not (i) contravene or violate any statute or court decree or order to such the Seller is subject, or (ii) conflict with or result in a breach of any terms of, or constitute a default under the Seller's articles of incorporation and by-laws, or any other agreement, obligation or instrument to which the Seller is a party or by which it is bound. The opinion letter may contain an exception that no opinion is rendered concerning Section 5.2 of this Agreement and that no opinion is rendered concerning the effect of bankruptcy laws or other creditors' rights

(d) Continued Accuracy of Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true on and as of the Time of Closing with the same effect as though such representations and warranties had been made on and as of such date.

(e) Approvals from Authorities. Buyer shall have received, or shall have satisfied itself that it will receive, from all authorities having any jurisdiction over Seller and, all necessary approvals of the transactions contemplated hereby in form satisfactory to Buyer so that Buyer may continue to carry on the operations as presently conducted after consummation of such transactions, and no such approval (or any license or permit granted to Seller with respect to its business or operations) shall have been withdrawn or suspended.

(f) Ordinary Course. Buyer shall have satisfied himself that the operations of the Seller up to Final Closing have been conducted in the ordinary course consistent with industry practices and that no part of the business has been sold, assigned, pledged or otherwise transferred, hypothecated or encumbered.

(g) Employees of the Business; Employment Arrangements. Employment arrangements satisfactory to Buyer shall have been agreed upon with certain of Seller's key employees. Any compensation or employee's benefits due to employees at and as of the Time of Closing shall be the responsibility of Seller. Seller shall provide to Buyer at time of Initial Closing a Covenant Not to Compete in a form approved by Buyer, (Exhibit H) from Steven Gregory and covering a geographic area of a seventy-five (75) mile radius from the City of Albany, NY for a period of Five
(5) years.

(h) Buyer shall have been satisfied that Seller has maintained and will maintain through the Time of Final Closing errors and omission insurance coverage.

Section 7.2 Conditions Precedent to Obligation of Seller.

(a) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with in all material respects at or prior to the

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     Time of Initial Closing, including the delivery of the Purchase Price in accordance with Section 3.1 hereof.

(b) Continued Accuracy of Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made and shall be true on and as of the Time of Initial Closing with the same effect as though such representations and warranties had been made on and as of such date.

(c) Inspection by Buyer. Buyer acting through their management personnel, counsel, accountants or other representatives shall be given reasonable opportunity to inspect and examine the books and records of Seller and Seller's assignees, if any, and the opportunity to investigate, inspect and examine all aspects of Seller's business and all of the assets and liabilities of Seller. Buyer shall treat all information disclosed by Seller under this Section 7.2 (d) as confidential. The right of inspection shall survive the closing to the extent it is required for tax purposes or to account for payables or receivables of Buyer.


ARTICLES VIII. SURVIVAL AND INDEMNIFICATION

Section 8.1 Survival of Representations, Warranties and Agreements.

(a) The representations and warranties (collectively "Representations") of Seller and Buyer in this Agreement shall survive the execution, delivery, and performance of this Agreement for a period ending one (1) year from the Time of Final Closing. All representations and warranties of Seller and Buyer set forth in this Agreement shall be deemed to have been made again by Seller and Buyer, as the case may be, at and as of the Time of Final Closing.

(b) As used in this Article, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include the Exhibit relating to such Section.

Section 8.2 Indemnification

(a) Seller hereby agrees to defend, indemnify and hold harmless Buyer from and against any and all claims, damages, liabilities, costs, expenses and losses, including reasonable attorneys' fees, suffered by Buyer, directly or indirectly, as a result of or arising out of any misstatement, inaccuracy, breach or non fulfillment of any of the representations, covenants and agreements made by Seller in this Agreement, whether such damages, costs, expenses and losses, including reasonable attorneys' fees, are suffered as a result of the assertion of liability by third parties against Buyer or an assertion of liability by the Buyer against Seller. Buyer shall have the right to offset any monies due herein against payments due Seller pursuant to Section 3.1 (b) above.

(b) Buyer shall be deemed to have suffered losses arising out of or resulting from the matters referred to in paragraph (a) above if the same shall be suffered by any parent, subsidiary or affiliate of Buyer.

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(c) Buyer agrees to defend, indemnify and hold harmless Seller from and against any and all claims, damages, liabilities, costs, expenses and losses, including reasonable attorneys' fees, suffered by Seller, directly or indirectly, as a result of or arising from any misstatement, inaccuracy, breach or non fulfillment of any of the representations, covenants and agreements made by Buyer in this Agreement, whether such damages, costs, expenses and losses, including reasonable attorneys' fees, are suffered as a result of the assertion of liability by the Seller against Buyer.

(d) Minimization of Damages and Notice of Claims. The party seeking indemnification under this Section 8.2 (an "Indemnified Party") shall use reasonable efforts to minimize any loss or damage for which indemnification may be sought under this Section 8.2 and shall give prompt written notice to the other party (the "indemnifying Party") of any matter with respect to which it seeks to be indemnified. Such notice shall state the nature of the claim and ,if known, the amount of the loss or damage. All indemnification obligations under this Section 8.2 shall expire one year from the Closing Date except for claims set forth in a written notice to the Indemnifying Party delivered prior to 5:00 p.m. EST on the first anniversary of the Closing Date.

(e) Procedural Provisions. If any third party asserts any claim against any Indemnified Party for which indemnification is sought pursuant to the provisions of this Section 8.2, such Indemnified Party shall afford the Indemnifying Party a reasonable opportunity to participate in the defense against such claim; and the Indemnifying Party may assume the defense against such claim, in the name of the Indemnifying Party or the Indemnified Party, at the Indemnifying Party's expense and with counsel selected by the Indemnifying Party. The Indemnified Party shall have the right, if it elects, to participate in the defense against any such claim through counsel of its own choice and at its own expense; provided, however, that the Indemnifying Party shall bear the expense of counsel for the Indemnified Party if the Indemnifying Party shall not have assumed the defense against such claim. In the event of any litigation with a third person in connection with any such claim, the Indemnified Party agrees to cooperate with the Indemnifying Party and to make all books, records and documents in its possession available to the Indemnifying Party, or its counsel, upon request, for inspection and copying. Nothing contained in the Section 8.2 (e) shall be construed to limit the rights of any parties to discovery in any proceeding under the procedural rules relevant to such proceeding.

(f) Exclusive Remedies. The provisions of this Section 8.2, as well as all available equitable remedies shall be the sole and exclusive remedies for any alleged misrepresentation, breach of warranty, or failure to fulfill a covenant or agreement on the part of Seller.


ARTICLE IX. TERMINATION

Section 9.1. Grounds for Termination. In addition to the contingencies and conditions precedent as set forth in Section 7.1, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Time of Closing:

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(a) By mutual consent of Buyer and Seller;

(b) By either Buyer or Seller if, in the case of the Buyer, there has been a material misrepresentation or breach of warranty in the representations and warranties of Seller as set forth herein (or in any Exhibit or certificate delivered pursuant hereto) or if, in the case of Seller, there has been a material misrepresentation or breach of warranty in the representations and warranties of Buyer as set forth herein;

(c) By Buyer if Seller's agency appointment with any of the insurance companies that it represents shall have been terminated for any reason prior to the Time of Final Closing unless Buyer otherwise consents to such termination;

(d) By Buyer if the Seller shall not have received all necessary consents and approvals of all government authorities having any jurisdiction over the business of Company or if such authorities shall withdraw any approvals, licenses or permits previously granted to Seller:

Section 9.2. Effect of Termination-Right to Proceed. In the event that this Agreement shall be terminated pursuant to Section 9.1 or because of the failure to satisfy any of the conditions specified in Article VII, all further obligations of Buyer and Seller under this Agreement shall be terminated without further liability of any kind by either party. Nevertheless, anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in
Section 7.1 have not been satisfied, Buyer, in addition to any other rights which may be available to him, shall have the right to proceed with the transactions contemplated hereby, and if any of the conditions specified in
Section 7.2 have not been satisfied, Seller, in addition to any other rights which may be available to it, shall have the right to proceed with the transaction contemplated hereby.


ARTICLE X. SALES TAX

Section 10.1 Sales Tax. Buyer shall be responsible for paying any applicable sales tax attributable to the sale of machinery, furniture, computers, equipment and other personal property set forth in Exhibit "A".


ARTICLE XI. ADJUSTMENTS

Section 11.1. All rents, real property taxes, prepaid expenses, utilities and other items of a continuing nature shall be adjusted as of the date of closing.


ARTICLE XII. MISCELLANEOUS PROVISIONS

Section 12.1 Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended or by being deposited, postage prepaid, certified or registered mail, return receipt requested, in the


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

United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party.

If to Buyer:                        Dominick T. DeAngelo
                                    4624 Commercial Drive
                                    New Hartford, NY 13413

If to Seller:                       Steven Gregory
                                    3 Georgio Court
                                    Clifton Park, NY 12065


Section 12.2 Entire Agreement This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

Section 12.3 Binding Effect/Assignment. This Agreement, and the various rights and obligations arising hereunder, shall inure to the benefit of and by binding upon Seller, its successors and permitted assigns, and Buyer, his heirs, distributees and permitted assigns.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party. Provided, however, that Buyer shall be free to assign all or any portion of its rights, duties and obligations hereunder to a corporation, LLC, limited partnership or other entity in which Buyer has and at all times retains a controlling interest. In the event of such assignment prior to the Time of Closing Buyer shall personally guarantee the Promissory Notes required under
Section 3.2 hereof.

Section 12.4. Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision thereof.

Section 12.5. Expenses of Transaction. Seller shall pay all costs and expenses incurred by him in connection with this Agreement and the transactions contemplated hereby and Buyer shall pay all costs and expenses incurred by him in connection with this Agreement and the transactions contemplated hereby.

Section 12.6. Waiver; Consent. The Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. If either party executes a written waiver which waives a conditions or excuses a breach, such waiver shall not be deemed to be

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a waiver of any other conditions or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by one party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver of any rights and remedies with respect to such noncompliance or breach.

Section 12.7. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 12.8. Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Seller and Buyer hereby agree that such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

Section 12.9. Governing Law. This Agreement shall be in all respects to be construed in accordance with and governed by the laws of the State of New York.

Section 12.10. DeAngelo Agency, Inc. Contract with Mega Group, Inc. Upon the execution of this agreement, Dominick T. DeAngelo, President of DeAngelo Agency, Inc. agrees to release Mega Group, Inc. from all obligations to purchase the stock of DeAngelo Agency, Inc., as outlined in the Agreement (including all amendments) between Mega Group, Inc. and DeAngelo Agency, Inc. ,dated December 11, 1984. This release shall take effect and remain in effect so long as Mega Group, Inc. performs all obligations on its part herein and so long as no litigation of any nature arises from the execution and/or performance of this agreement.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as to the day and year first above written.

                         Mega Personal Lines, Inc.

BUYER:               By: /s/ DOMINICK DeANGELO                  WITNESS
                         -------------------------------        [SIG]
                         Dominick T. DeAngelo, President

                         Mega Group, Inc.

SELLER:
                     By: /s/ STEVEN GREGORY
                         -------------------------------
                         Steven Gregory, President

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